Exhibit 5.2

January 23, 2020

Waste Connections, Inc.

3 Waterway Square Place, Suite 110

The Woodlands, Texas 77380

Dear Sirs/Mesdames:

Re:	Waste Connections, Inc. – Public Offering of 2.600% Senior Notes due 2030

Introduction

We have acted as counsel in Ontario to Waste Connections, Inc., an Ontario corporation (the "Company"), in connection with the sale to the Underwriters of US$600,000,000 aggregate principal amount of the Company's 2.600% Senior Notes due 2030 (the "Notes") pursuant to an underwriting agreement dated January 21, 2020 among BofA Securities, Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as the representatives of the Underwriters, and the Company (the "Underwriting Agreement"). The Notes have been issued pursuant to a Third Supplemental Indenture dated January 23, 2020 (the "Third Supplemental Indenture") between the Company and the U.S. Bank National Association, as trustee (the "Trustee"), supplementing the Indenture dated November 16, 2018 (the "Base Indenture", as supplemented by the Third Supplemental Indenture, the "Indenture") between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated November 16, 2018 between the Company and the Trustee (the "First Supplemental Indenture"), as supplemented by the Second Supplemental Indenture dated April 16, 2019 between the Company and the Trustee (the "Second Supplemental Indenture"), and a registration statement on Form S-3 under the United States Securities Act of 1933, as amended (the "Securities Act") filed with the United States Securities and Exchange Commission (the "Commission") on May 25, 2018 (Registration No. 333-225219) (the "Registration Statement"), a base prospectus dated May 25, 2018 and included in the Registration Statement (the "Base Prospectus"), a preliminary prospectus supplement, dated January 21, 2020 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the "Preliminary Prospectus"), the document that the Company has identified as an "issuer free writing prospectus" (as defined in Rules 433 and 405 under the Securities Act) and that is described in Annex A of the Underwriting Agreement (the "Specified IFWP"), and a prospectus supplement dated January 21, 2020 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the "Prospectus").

All capitalized terms not defined in this opinion letter shall have the terms ascribed thereto in the Underwriting Agreement.

Scope of Review

For the purpose of this opinion letter, we have examined the following:

1.	The Underwriting Agreement;

2.	the Registration Statement;

3.	the Preliminary Prospectus;

4.	the Prospectus;

5.	the Specified IFWP;

6.	the Indenture; and

7.	the global certificates representing the Notes dated as of the date hereof (collectively, the "Global Notes").

In this opinion letter, the Underwriting Agreement, the Indenture and the Global Notes are referred to collectively as the "Note Documents" and individually as a "Note Document".

As to various questions of fact material to our opinions that we have not verified independently, we have relied upon the following documents, copies of which have been provided to you:

(a)	a certificate of status dated January 22, 2020 in respect of the Company issued pursuant to the Business Corporations Act (Ontario) ("OBCA"), on which we have relied exclusively in giving the opinion expressed in paragraph 1 below; and

(b)	a certificate of an officer of the Company dated January 23, 2020 on which we have relied as to various matters of fact expressed therein.

In addition, we have considered such questions of law, examined such other documents and conducted such investigations as we have considered necessary to enable us to express the opinions set forth herein.

Applicable Law

We are solicitors qualified to carry on the practice of law in Ontario and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of Ontario and the federal laws of Canada applicable in Ontario that are in effect on the date hereof ("Ontario Law").

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures;

(b)	the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies;

(c)	the legal existence, power and capacity of all parties to the Note Documents other than the Company;

(d)	the legal capacity of all individuals;

(e)	the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are in full force and effect unamended except for amendments pursuant to the Third Supplemental Indenture;

(f)	the due authorization, execution and delivery of the Note Documents by all parties thereto other than the Company;

(g)	the due execution and delivery of the Note Documents by the Company to the extent execution and delivery are matters not governed by Ontario Law;

(h)	each of the Note Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms;

(i)	the indices and filing systems maintained at public offices that we have searched were accurate and complete on the dates of our searches and that such search results, if dated prior to the date hereof, remain accurate and complete as of the date hereof;

(j)	the Notes have not been distributed (as such term is defined under applicable securities laws in Canada) in Canada or to persons or companies in Canada;

(k)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Company or that affects any person or company (including the Company or any of its affiliates) that engages in such a trade; and

(l)	the Registration Statement is effective under the Securities Act and such effectiveness has not been terminated or rescinded.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation amalgamated under the laws of Ontario and has not been dissolved.

2.	The Company has all necessary corporate power and capacity to own, lease and operate its properties and carry on its business as described in the Prospectus, and to execute and deliver the Second Supplemental Indenture and to perform its obligations under the Indenture.

3.	The execution and delivery of the Third Supplemental Indenture by the Company and the performance of its obligations under the Indenture, and the offering, issuance and sale of the Notes, have been duly authorized by all necessary corporate action on the part of the Company.

4.	The Company has, to the extent that execution and delivery are governed by Ontario Law, duly executed and delivered the Third Supplemental Indenture.

5.	The: (i) offering, issuance and sale of the Notes and the execution and delivery by the Company of the Third Supplemental Indenture; and (ii) the performance by the Company of its obligations under the Indenture, do not contravene, constitute a default under, or result in a breach or violation of: (i) the articles or by-laws of the Company; or (ii) any statute or regulation in force in Ontario.

6.	The Global Notes have been approved and adopted by the Company and comply with any applicable provisions of the OBCA.

Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of the firm's name under the headings "Risk Factors – You may have difficulty enforcing judgements against us and certain of our directors", "Enforceability of Civil Liabilities Against Foreign Persons" and "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

(signed) "Bennett Jones LLP"